SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 18, 2014

AXIM BIOTECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54296	27-4092986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18 E 50th St 5th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 751-0001
(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On March 18, 2015, the Board appointed Jacques F. Meis to the Company’s Advisory Board.

Jacques F. Meis is a consultant microbiologist at a large teaching hospital (Canisius Wilhelmina Hospital, Nijmegen, The Netherlands) and a honorary consultant at the Radboud University Medical Center in the same city.  Mr. Meis hols a MD degree, a PhD in Science, is a board certified medical specialist in the Netherlands and is a fellow of the Infectious Diseases Society of America and the Royal College of Pathology (UK).  He is a Past-President of the Dutch Society for Medical Mycology, Past-President of the European Confederation for Medical Mycology and Past-chairman of the External Quality Control Program in Bacteriology and Mycology in the Netherlands.  In addition to being senior Editor of Mycoses, he is at present voting member on the CLSI Subcommittee on the Antifungal Susceptibility Testing.  He is co-author of over 350 peer reviewed PubMed included publications.  His current research focuses on diagnosis, treatment, molecular typing and antifungal susceptibility of the opportunistic fungi Aspergillus, Cryptococcus and Candida in addition to other rare filamentous fungi.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIM BIOTECHNOLOGIES, INC.

Dated: March 20, 2015	By:	/s/ Dr. George E. Anastassov
Name: Dr. George E. Anastassov
Chief Executive Officer